UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 30, 2025
(Date of earliest event reported)
FRANKLIN BSP REAL ESTATE DEBT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56705	99-3480205
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Madison Avenue, Suite 1600 New York, New York	10010

(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number including area code) 212-588-6770
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Wells Fargo Master Repurchase Agreements

On July 30, 2025, Franklin BSP Real Estate Debt, Inc. (the “Company”), through its indirect wholly-owned subsidiary FBRED REIT WWH Seller, LLC (“Seller”), entered into a Master Repurchase Agreement (the “MRA”) with Wells Fargo Bank, National Association (“Wells Fargo”). The MRA provides up to $150 million of advances. The initial maturity date of the MRA is July 30, 2027, which may be extended for up to three years at the Seller's option.

In connection with the MRA, the Company entered into a Guarantee Agreement, dated as of July 30, 2025 (the “Guarantee Agreement”) under which the Company agreed to guarantee certain obligations of Seller under the MRA.

The MRA and the Guarantee Agreement contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of this type. In addition, the Guarantee Agreement requires the Guarantor to satisfy certain financial (including minimum net worth) requirements.

The description of the MRA and Guarantee Agreement above is a summary and is qualified in its entirety by the terms of the MRA and Guarantee Agreement which will be filed as exhibits to the Company’s Form 10-Q for the quarter ended June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Franklin BSP Real Estate Debt, Inc.

By:	/s/ Jerome S. Baglien
Name: Jerome S. Baglien
Title: Chief Financial Officer, Chief Operating Officer and Treasurer

Date: August 5, 2025